Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated March 22, 2024, relating to the statutory- basis financial statements of Everlake Life Insurance Company.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois March 28, 2024